UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2015

DNB Financial Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events.

On December 31, 2015, the Company redeemed the final 3,250 of the 13,000 shares of the Company’s Non-Cumulative Perpetual Preferred Stock, Series 2011A (“Series 2011A Preferred Stock”), that had been issued to the United States Department of the Treasury on August 4, 2011 in connection with the Company’s participation in the Small Business Lending Fund program. The shares were redeemed at their liquidation value of $1,000 per share plus accrued dividends for a total redemption price of $3,258,125.00. The Company had redeemed 9,750 shares of the Company’s Non-Cumulative Perpetual Preferred Stock, Series 2011A on March 6, 2015. Following the consummation of the December 31, 2015 redemption, the Company will not have any more shares of its Series 2011A Preferred Stock outstanding.

The December 31, 2015 redemption was approved by the Company’s primary federal regulator. After the December 31, 2015 redemption, the Company and its wholly owned banking subsidiary, DNB First, National Association, will continue to have capital in excess of minimum regulatory requirements and at levels that qualify as “well capitalized” under applicable regulatory guidelines.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

December 31, 2015	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

None